UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

For July 27, 2007

visionGATEWAY, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-30499	90-0015691
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12707 High Bluff Drive, Suite 200, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 794-1416

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change of Certifying Accountants.

On July 23, 2007, visionGATEWAY, Inc. retained Gruber & Company LLC, headquartered in Lake St. Louis, Missouri to provide services as visionGATEWAY’s accountants and auditors. Gruber & Company will perform the Company’s annual audit of its financial statements and other services as required. Gruber & Company audits over forty public companies in the USA and abroad.

The visionGATEWAY Board of Directors has agreed to and confirmed the appointment.

Over the last two years, and particularly between May 10, 2007 and July 23, 2007, the Company (or anyone on its behalf) did not consult with Gruber & Company regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B. Since there were no disagreements or reportable events (as defined in Item 304(a)(2) of Regulation S-B), the Company did not consult Gruber in respect to these matters during the time periods detailed herein.

On May 16, 2007, the Company filed a Form 8-K in relation to the cessation of the relationship with our former accountant, Mantyla McReynolds. We have amended and updated our remarks in relation to the cessation as follows.

On May 10, 2007, visionGATEWAY, Inc. and Mantyla McReynolds agreed to end their business relationship where Mantyla McReynolds had been providing services as visionGATEWAY’s accountants and auditors. The actual process to end the business relationship occurred with Mantyla McReynolds deciding not to stand for re-election and submitting us their letter of May 10, 2007 confirming that the “client-auditor relationship between visionGATEWAY, Inc. (Commission File Number: 0-30499) and Mantyla McReynolds, LLC, has ceased”.

The visionGATEWAY Board of Directors has agreed to and accepted this change. The Board wishes to advise that there have not been any disagreements between the Company and its auditors in relation to the Company’s accounts or accounting practices.

Mantyla McReynolds, who are based in Utah, had been retained since visionGATEWAY became listed in March 2004. The companies have jointly agreed that with visionGATEWAY’s current development and growth programs, and its international locations as well as its main US location in California, it would be better for visionGATEWAY to commence this new business cycle with another firm. From visionGATEWAY’s perspective it is preferable to retain a firm with an office in California that it can work more directly with and who has international links for the company’s overseas subsidiaries.

Information required by Item 304

The former accountant’s report on the financial statements for either of the past two years did not contain any adverse opinion or disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The former accountant’s reports for the Form 10-KSB for the years ended April 30, 2005 and 2006 did include the following paragraph :

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated losses from operations, minimal assets, and a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

In the Note 2 to the accounts for the Form 10-KSB for the year ended 2006, it was outlined :

“Management plans include continued development of its planned principal operations and seeking capital either through a private placement or public offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Fund raising is underway through Aspen Capital Partners Limited the Company's major shareholder in Australia. A major fund raising is nearing completion with an investment organization and is expected to be announced late September 2006.”

On page 10 of the same Form 10-KSB report, the Company outlined :

“In the twelve months ended April 2006, with a cutback in activities, visionGATEWAY has been able to acquire investment and loan funds for working capital of approximately US$450,000 from existing and new investors. This has enabled us to pay key operational expenses in Australia and USA, as well as travel and marketing expenses related to the development of distribution and investor efforts in U.S., UK and Australia/New Zealand.”

Similarly in the Form 10-QSB for the period ended 31 January 2007, the Company indicated that for the 12 months ending that date it had raised working capital of approximately US$750,000 from existing and new investors, and it continues to do so in periods since.

During the Company’s two most recent fiscal years and the interim period through to May 10, 2007, there were not any disagreements with the former accountants on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure.

Item 99 - attachment - Exhibit 16 Letter from Mantyla McReynolds LLC of 27 July, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

visionGATEWAY, Inc.

By:	/s/ Michael Emerson
Michael Emerson
Chief Executive Officer